UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 16, 2005

Exxon Mobil Corporation

(Exact name of registrant as specified in its charter)

New Jersey	1-2256	13-5409005
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5959 LAS COLINAS BOULEVARD, IRVING, TEXAS 75039-2298

          (Address of principal executive offices)                                            (Zip Code)

 (Registrant’s telephone number, including area code): (972) 444-1000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement

On December 16, 2005, Lee R. Raymond and Exxon Mobil Corporation entered into an agreement under which Mr. Raymond agrees to provide certain transition services to the company for a limited period.  The agreement also includes provisions under which the company will provide Mr. Raymond with certain personal protective services for a limited period.  See Item 5.02(b) below.  The agreement was negotiated on behalf of ExxonMobil by the Compensation Committee of the company's Board of Directors, which consists solely of independent directors.

A copy of the agreement is attached as Exhibit 99.1 to this report.  The key terms of the agreement are as follows:

Transition services.

For a one-year period commencing January 1, 2006, Mr. Raymond agrees to assist in the transitioning of major strategic corporate relationships and to participate in external activities and events as requested by ExxonMobil's Chairman in exchange for a fee of $1 million, payable in a single installment in December 2006, plus reimbursement of Mr. Raymond's reasonable expenses incurred in providing such services.

Protective services.

For a two-year period commencing January 1, 2006, the company will provide the following protective services to Mr. Raymond and his spouse based on a security risk assessment:

•

A security system at Mr. Raymond's principal residence.

•

Personal security personnel.

•

A car and personal security driver.

•

Use of ExxonMobil aircraft for ExxonMobil business and personal travel.  Personal use of ExxonMobil aircraft by Mr. Raymond will be subject to aircraft availability in light of ExxonMobil's business needs.  If ExxonMobil aircraft is not available to meet a request for personal travel, ExxonMobil will arrange for the lease of aircraft from a third party provider.

Mr. Raymond will reimburse ExxonMobil for any personal car use on the basis of annualized lease value plus fuel charges.  Mr. Raymond will reimburse ExxonMobil for any personal use of private aircraft at a rate equal to twice the applicable Standard Industry Fare Level published from time to time by the U.S. Department of Labor.

We cannot predict the actual future cost to ExxonMobil of providing the protective services described above since the actual cost will depend on a number of highly variable factors.  These factors include Mr. Raymond's actual future business and personal travel needs; the fact that a portion of the cost of protective services during the first year of the agreement will relate to Mr. Raymond's agreement to provide transition services and thus will represent an ExxonMobil business expense; the availability of company aircraft and the actual future cost of any leased aircraft; and other changes in applicable cost and reimbursement levels.

Based solely on historical usage and cost patterns, the total incremental cost to ExxonMobil of providing these services, excluding services related to ExxonMobil business and before deducting amounts to be reimbursed by Mr. Raymond, would be less than $1 million per year.

The agreement between the company and Mr. Raymond described above is in addition to the benefits to which Mr. Raymond is otherwise entitled under existing company plans and policies described in more detail in ExxonMobil's most recent proxy statement dated April 13, 2005.  These include benefits under ExxonMobil's defined contribution plans, defined benefit plans, and incentive programs, in which all eligible ExxonMobil employees participate on the same basis.   In addition, as noted in the proxy statement, the company makes available to a few retired senior executives otherwise vacant office space and the services of an administrative assistant.  The incremental cost to ExxonMobil of this benefit for Mr. Raymond is estimated to be approximately $200,000 per year.

As described in prior proxy statements, restricted stock granted to senior executives prior to 2002 will be deliverable according to the terms of the original grants at the beginning of the year following the year of retirement.  Restricted stock granted to Mr. Raymond and other senior executives in 2002 and later years remains restricted (i) for half the shares, until five years after grant, and (ii) for the balance, until 10 years after grant or retirement, whichever occurs later.  These restricted periods are not subject to acceleration except in case of death.  Thus, for example, half the restricted stock granted to Mr. Raymond in 2005 will remain restricted until 2010 and the other half will remain restricted until 2015.  During the restricted period, the stock may not be sold or otherwise transferred and is subject to forfeiture if Mr. Raymond is found to have engaged in activity that is detrimental to the company.

Item 5.02

Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b)  As anticipated, at its meeting on December 16, 2005, the registrant's Board of Directors accepted Lee R. Raymond's resignation as Chairman of the Board and chief executive officer of ExxonMobil effective December 31, 2005.

(c)  As anticipated, at its meeting on December 16, 2005, the registrant's Board of Directors elected Rex W. Tillerson to succeed Lee R. Raymond as Chairman of the Board and chief executive officer of ExxonMobil effective January 1, 2006.

Mr. Tillerson, age 53, was elected Senior Vice President of ExxonMobil in 2001 and was elected President and Director in 2004.  Mr. Tillerson has held a variety of management positions in domestic and foreign operations since joining the Exxon organization in 1975, including President, Exxon Yemen Inc. and Esso Exploration and Production Khorat Inc.; Vice President, Exxon Ventures (CIS) Inc.; President, Exxon Neftegas Limited; and Executive Vice President, ExxonMobil Development Company.  Mr. Tillerson currently holds no other public company directorships.

As noted in the registrant's proxy statement dated April 13, 2005, the registrant's Compensation Committee believes that all executives should be "at will" employees of the company.  Accordingly, Mr. Tillerson, like prior Chairmen and other ExxonMobil senior executives, does not have an employment contract.  Mr. Tillerson does participate in ExxonMobil's incentive programs, which are described in more detail in the proxy statement and in the registrant's Current Report on Form 8-K filed December 1, 2005.  Mr. Tillerson's annual salary will be $1.5 million.

Item 9.01

Financial Statements and Exhibits

(c)  Exhibits.

99.1

Agreement dated December 16, 2005, between Exxon Mobil Corporation and L. R. Raymond.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXXON MOBIL CORPORATION

Date:  December 16, 2005

By:

/s/ Henry H. Hubble

----------------------------------------------

Name:

Henry H. Hubble

Title:

Vice President, Investor Relations

And Secretary

INDEX TO EXHIBITS

Exhibit No.

Description

99.1

Agreement dated December 16, 2005, between Exxon Mobil Corporation and L. R. Raymond.